AGREEMENT AND PLAN OF DISTRIBUTION

   THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Distribution Agreement") dated as of March 25, 1999 by and among Planet Resources, Inc., a Delaware corporation ("Planet"), New Planet Resources, Inc., a Delaware corporation
("New Planet") and National Law Library, Inc., a Texas corporation ("National").

           W I T N E S S E T H:

WHEREAS, Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization
Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet;

WHEREAS,
immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock;

WHEREAS,
Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and

WHEREAS,
the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet.

NOW
THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:

         ARTICLE I

           DEFINITIONS

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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      Action shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

      Agreement: This Agreement and Plan of Distribution as amended or supplemented from time to time.

      Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the Documents.

      CERCLA shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

      Commission:  The Securities and Exchange Commission.

      Distribution Date: The date selected by New Planet to issue the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

      Distribution Record Date: shall mean such date as may hereafter be determined by Planet's Board of Directors as the record date for determining the stockholders of Planet entitled to receive the Distribution Shares.

      Distribution Shares: Common voting shares of New Planet, par value $.001, issued to Planet pursuant to the provisions of Section 2.3(a).

      Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

      Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

      Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

      Effective Date: The date on which the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

      Effective Time: The time on the Effective Date when the distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

      Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

      Mineral Properties shall mean the following:

         (a)  Subsurface  mineral  rights on  approximately
190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

         (b)  Lease  agreement  dated May 1, 1981, with the
City of Mullan (which supersedes a previous agreement dated December 31, 1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

      NASD:  The National Association of Securities Dealers, Inc.

      Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

      Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

      Prospectus:  The prospectus included in any Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

      RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

      Registration Expenses:  See Section 5.2 hereof.

      Registration  Statement:  Any registration  statement of New
Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

      Restricted Securities: The Distribution Shares upon original issuance thereof, as provided in Section 2.3 hereof.

      Rules and Regulations: The rules and regulations of the Commission.

      Securities: New Planet's common stock, $.001 par value, to be issued by New Planet.

      Securities Act: The Securities Act of 1933, as amended from time to time.

      Shelf Registration:  See Section 3(a) hereof.

      Term: The duration of this Agreement specified in Section 2.1.

      Transfer Agent:  shall mean Continental Stock Transfer and
Trust Company, and its successors and assigns.
</PRE>
Section 1.2 References; Interpretation. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement and Plan of Distribution, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement and Plan of Distribution.

ARTICLE II

DISTRIBUTION, OTHER TRANSACTIONS AND COVENANTS

   Section 2.1  Transfer of Assets and Distribution of Securities.
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      (a) On or prior to the Distribution Date, New Planet shall issue to Planet, in exchange for the contribution to New Planet of the Mineral Properties, such number of shares of New Planet Common Stock and options to purchase Common Stock as shall be required to effect the Distribution.
In connection therewith, Planet shall deliver to New Planet for cancellation any share certificates currently held by Planet representing shares of New Planet Common Stock.

      (b) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the certificates representing the shares of New Planet Common Stock and options to purchase New Planet Common Stock issued to Planet by New Planet pursuant to Section 2.1(a), and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such New Planet Common Stock and New Planet options to holders of record of shares of Planet Common Stock and options of Planet
Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. New Planet shall provide all certificates that the Transfer Agent shall require in order to effect the
 Distribution.

      (c) On or prior to the date of filing of the New Planet
Registration Document with the Commission, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and Bylaws filed or to be filed by New Planet with the Commission.

      (d) On or prior to the Distribution Date, Planet, as the sole stockholder of New Planet, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of New Planet, the individuals to be identified in the Information Statement as directors of New Planet, effective upon the Distribution, and (ii) shall have caused the directors of New Planet to elect as officers of New Planet the individuals to be identified in the Information Statement as the officers of New Planet, effective upon the Distribution.
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Section
2.2 Assumptions of Liabilities New Planet shall assume, pay, perform and discharge any and all liabilities, costs or expenses related to the Mineral Properties, Environmental Laws and Orders, CERCLA, or RCRA.

   Section 2.3 Post-Distribution Transactions
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(a) On or prior to the Distribution Date, Planet will take the necessary corporate action to change its name to National Law Library, Inc., or such other name as may be selected by the Board of Directors and a majority of the shareholders of Planet. Immediately after the change of corporate name by Planet, New Planet shall take the necessary corporate action to change its name to Planet Resources, Inc.

(b) Planet and New Planet shall use their respective reasonable best efforts to qualify the New Planet Common Stock and options to purchase New Planet Common Stock issued pursuant to the Distribution for quotation on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.

</PRE>
ARTICLE III

INDEMNIFICATION

Section
3.1 Indemnification by New Planet. Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or (c) any Planet Liabilities.

   Section 3.2  Procedures for Indemnification.
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      (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim;
provided,  however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

      (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

      (c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim,
(ii) releases the Indemnitee completely in connection with such Third PartyClaim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party
  Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

      (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.
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Section
3.3 Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

Section
3.4 Indemnities. . The obligations of New Planet under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

ARTICLE IV

THE DISTRIBUTION

   Section 4.1  Issuance, Sale and Delivery of the Shares.
<PRE>
      (a) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution
Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of Planet on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. New Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

      (b) The Parties hereto  represent that at the  Distribution
Date, the representations and warranties herein contained and the statements contained in all certificates theretofor or simultaneously delivered by any party to another pursuant to the Agreement, shall in all respects be true and correct.

      (c) New Planet will give irrevocable instructions to its Transfer Agent to deliver to Planet (at New Planet's expense) for a period of three years from the first Distribution Date of the Distribution Shares, daily advice sheets showing any transfers of Distribution Shares and from time to time during the aforesaid period a complete Stockholders' list will be furnished by New Planet when requested by Planet.
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Section
4.2 Conditions to the Distribution Planet's obligation to effect the distribution hereunder, shall be subject to the accuracy as of the date hereof and as of such Distribution Date, of the representations and warranties on the part of New Planet herein contained, to the performance by New Planet of all its agreements herein contained, to the fulfillment of or compliance by New Planet with all covenants and conditions hereof, and to the following additional conditions:

<PRE>
      (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to Planet shall have reasonably objected, in writing.

      (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated
Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm has agreed to make a market in the Distribution Shares, or (ii) the Distribution Shares have been approved for listing on a regional, national or international exchange.

      (c) Planet shall not have disclosed in writing to New Planet that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to Planet, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

      (d) Between the date hereof and each Distribution  Date, New
Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

      (e) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of New Planet threatened against New Planet and there shall be no proceeding instituted or to the knowledge of New Planet threatened against New Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of New Planet.

      (f) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) New Planet (A) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration
  Statement and (B) except in the ordinary course of its business,  New
Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of New Planet shall be substantially as great as at its last financial report without considering the proceeds from the distribution of the Distribution Shares.

      (g) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal
matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to Planet.

      (h) New Planet shall have furnished to Planet the opinion, dated the first Distribution Date, addressed to Planet, or its counsel that:

         (i) New Planet has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of its  incorporation  with full  corporate  power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus, and New Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing realproperty in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the  business,  properties  or  operations of New
Planet.

         (ii) The  Distribution  Shares,  and the outstanding
  Common Stock of New Planet, conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding Common Stock of New Planet has been duly and validly issued and is fully-paid and non-assessable and does not have any pre-emptive rights applicable thereto; the Distribution Shares have been duly and validly authorized are duly and validly issued, fully-paid and non-assessable and have no pre-emptive right applicable thereto.

         (iii) No consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities or Blue Sky Laws.

         (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the
  Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration
Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which New Planet is a party, or in which property of New Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

         (v) Based upon New Planet's  representations,  New
Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease, its properties as shown in the Prospectus, and to the best of our knowledge is not in violation of any applicable laws, ordinances and regulations applicable thereto.

         (vi) The Agreement has been duly authorized and executed by New Planet and is a valid and binding agreement of New Planet, except no opinion need be given regarding contribution and indemnification under
Article VI and enforceability under laws affecting creditors' rights.

         (vii) To the best of the knowledge of such counsel, the warranties and representations referred to in sub-paragraphs (d), (j) and
(k) of Section 3.1 hereof are true and correct.

         Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as Planet shall reasonably request.

     At any Distribution  Date, subsequent to the first Distribution
 Date, New Planet shall have furnished to Planet the opinion of such counsel, dated such Distribution Date confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution
   Date pursuant to this Section 4.2 (h).

      (i) New Planet shall have furnished to Planet a certificate of the President and the Treasurer of New Planet, dated as of the first
Distribution Date, to the effect that:

         (i) The representations and warranties of New Planet in this Agreement are true and correct at and as of such Distribution Date, and New Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

         (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been  issued,  and, to the best of the  knowledge  of the  respective  signers, no proceeding for that purpose has been initiated or is threatened by the Commission:

         (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

         (iv) Except as set forth in the  Registration
Statement and Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of New Planet and (B) New Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

      At any  Distribution  Date,  subsequent to the first
Distribution Date, you shall be furnished a letter from the President and Treasurer of
New Planet, confirming in all respects, as of such Distribution Date, the opinion given by such President and Treasurer on the first Distribution
Date pursuant to this Section 4.2(i).

      (j) New Planet shall have furnished to Planet at the Distribution Date, such other certificates, additional to those specifically mentioned herein, as Planet may have reasonably requested as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; of the representations and warranties of New Planet herein;  as to the  performance by New
Planet of its obligations  hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

      All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to Planet, whose approval shall not be unreasonably withheld. Planet reserves the right to waive any of the conditions herein set forth.

</PRE>
ARTICLE V

REGISTRATION OF NEW PLANET SHARES

Section
5.1 Registration Procedures. New Planet will use its best efforts to effect such registrations to permit the distribution of the Distribution Shares in accordance with the intended method or methods of distribution thereof, and pursuant thereto New Planet will as expeditiously as possible:

<PRE>
      (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the distribution of the Distribution
Shares in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, New Planet will furnish to Planet copies of all such documents proposed to be filed, and New Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Planet shall reasonably object;

      (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

      (c) Notify Planet promptly, and (if requested by Planet) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness to the Registration Statement for the initiation of any proceedings for that purpose, (iv) of the receipt by New Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

      (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

      (e) If requested by Planet, promptly incorporate in a Prospectus supplement or post-effective amendment such information as Planet requests to be included therein relating to the distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

      (f) Furnish to Planet, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

      (g) Deliver to Planet without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; New Planet consents to the use of the Prospectus or any amendment or supplement thereto by Planet in connection with the distribution of the Distribution Shares covered by the Prospectus or any amendment or supplement thereto;

      (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with Planet and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that New Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

      (i) Cooperate with Planet to facilitate the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as the managing Planet or Planets may request at least two business days prior to any distribution of Distribution Shares to the shareholders of Planet;

      (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Planet to consummate the distribution of such Distribution
   Shares;

      (k) Upon the occurrence of any event  contemplated  by subparagraph
(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Distribution Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

      (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by New Planet are then listed if requested by Planet or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

      (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

      (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares.
</PRE>
New
Planet may require Planet to furnish to New Planet such information regarding the distribution of the Distribution Shares as New Planet may from time to time reasonably request in writing.

Planet
agrees by acquisition of the Distribution Shares that, upon receipt of any notice from New Planet of the happening of any event of the kind described in
Section 5.1(c)(iii) or 5.1(k) hereof, such holder will forthwith discontinue disposition of Distribution Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(c)(iii) or 5.1(k) hereof, or until it is advised in writing (the
"Advice") by New Planet that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by New Planet, Planet will deliver to New Planet (at New Planet's expense) all copies, other than permanent file copies then in possession or control of Planet at the time of receipt of such notice.

Section
5.2 Registration Expenses. All expenses incident to New Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the NASD fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations of qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as Planet may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for New Planet and of all independent certified public accountants of New Planet securities acts liability insurance if New Planet so desires and fees and expenses of other Persons retained by New Planet (all such expenses being herein called "Registration Expenses") will be borne by New Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. New Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by New Planet.

ARTICLE VI

DISPUTE RESOLUTION

Section
6.1 Agreement and Plan of Distribution Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

Section
6.2 Arbitration in Accordance with American Arbitration Association Rules.
All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

Section
6.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

Section
6.4 Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

Section
6.5 Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

SECTION VII

MISCELLANEOUS

Section
7.1 No Inconsistent Agreements. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

Section
7.2 Survival of Obligations. The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

Section
7.3 Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

Section
7.4 Entire Agreement, Amendment. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

Section 7.5 Notices.
All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

<PRE>
To New Planet:        To Planet:

New Planet Resources, Inc.      Planet Resources, Inc.
1415 Louisiana, Suite 3100      One Park Ten Place, Suite 200
Houston, Texas 77002         Houston, Texas 77084
Attn: A.W. Dugan, President     Attn: Hunter M.A. Carr, President

with an additional copy by like means to:   with an additional copy  to:

Sonfield and Sonfield        Planet Resources, Inc.
770 South Post Oak Lane      One Park Ten Place, Suite 200
Houston, Texas 77056         Houston, Texas 77084
Attn: Robert L. Sonfield, Jr., Esq.   Attn: Jonathan C. Gilchrist, Esq.

</PRE>
   and/or to such other persons and addresses as any party shall have specified in writing to the other.

All
such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Section
7.6 Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

   Section 7.7  Governing Law.   This Agreement shall be governed by and
construed under the laws of the State of Delaware.

Section
7.8 Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section
7.9 Heading of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW PLANET RESOURCES, INC.



By:   /s/A.W. Dugan
 -------------------------------------------------
  A.W. Dugan, President




PLANET RESOURCES, INC.



By:   /s/Hunter M.A. Carr
 -------------------------------------------------
  Hunter M.A. Carr, President
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